April 29, 2004

Forum Funds
Two Portland Square
Portland, Maine 04101

Ladies and Gentlemen:

         We consent to the continued inclusion of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date, as an exhibit in connection with Post Effective Amendment No. 145 to the Registration Statement of Forum Funds




                                                       Very truly yours,


                                                       /s/  Seward & Kissel LLP







47180.0060 #482693